UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 18, 2019

SIMPLICITY ESPORTS AND GAMING COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-38188	82-1231127
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7000 W. Palmetto Park Rd., Suite 505

Boca Raton, FL 33433

(Address of Principal Executive Offices)

(855) 345-9467

Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Explanatory Note

This Form 8-K/A is being filed as an amendment to the Current Report on Form 8-K filed by Simplicity Esports and Gaming Company on August 26, 2019 (the “Original 8-K”) to announce the results of a special meeting of its public warrant holders. This amendment amends the Original 8-K to correct a certain error in the number of reported public warrants issued and outstanding under the Warrant Agreement (as such term is defined below) on June 20, 2019 that appeared in the Original 8-K, by replacing incorrectly reported 6,424,000 with 5,200,000. No other substantive information in the Original 8-K has been revised.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On August 18, 2019, Simplicity Esports and Gaming Company (the “Company”) held a special meeting of its public warrant holders (the “Special Meeting”). At the Special Meeting, public warrant holders were asked to vote on the following proposals:

1.	To amend the Warrant Agreement, dated August 16, 2017, by and between Continental Stock Transfer & Trust Company and the Company (“Warrant Agreement”), in order (a) to reduce the exercise price of publicly and privately issued warrants, issued and outstanding under the Warrant Agreement, from $11.50 per share to $4.00 per share, subject to adjustment, and (b) to revise the redemption provisions of the warrants to provide that the Company may only redeem each warrant in whole at a price of $0.10 per warrant upon a minimum of 30 days’ written notice of redemption if, and only if, the last sale price of the Company’s common stock equals or exceeds $7.00 per share (as opposed to the current $21.00 per share) for any 20 trading days within a 30-trading day period – this proposal is referred to as the “Warrant Amendment Proposal”; and

2.	To consider and vote upon a proposal to adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Special Meeting, the Company is not authorized to consummate the Warrant Amendment Proposal—this proposal is referred to as the “Adjournment Proposal.”

There were 5,200,000 public warrants issued and outstanding under the Warrant Agreement (the “Public Warrants”) on June 20, 2019, the record date for purposes of the Special Meeting. Of the 5,200,000 Public Warrants issued and outstanding, warrant holders holding 3,383,702 Public Warrants were present in person or by proxy at the Special Meeting. The votes with respect to each matter voted on by such holders of Public Warrants at the Special Meeting are set forth below.

Warrant Amendment Proposal:

For	Against	Abstain
3,291,716	83,786	8,200

Adjournment Proposal:

For	Against	Abstain
3,301,856	79,446	2,400

Because approval of the Warrant Amendment Proposal required the affirmative vote of the holders of 65% of the Company’s Public Warrants (3,380,000 Public Warrants), the Warrant Amendment Proposal was not approved by the vote of 3,291,716 Public Warrants for the Warrant Amendment Proposal. Approval of the Adjournment Proposal required the affirmative vote of the holders of a majority of our Public Warrants represented and entitled to vote thereon at the Special Meeting. However, the board of directors did not adjourn the Special Meeting.

Item 7.01.	Regulation FD Disclosure.

On August 19, 2019, the Company issued a press release announcing the results of the Special Meeting.

A copy of this press release is attached hereto as Exhibit 99.1 and incorporated herein by reference. The information contained in the websites is not a part of this current report on Form 8-K.

The information included in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The information set forth under this Item 7.01 shall not be deemed an admission as to the materiality of any information in this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.
99.1	Press release issued by the registrant on August 19, 2019 (incorporated by reference to Exhibit 99.1 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 26, 2019).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Simplicity Esports and Gaming Company

Date: August 29, 2019	By:	/s/ Jed Kaplan
Jed Kaplan
Chief Executive Officer and interim Chief Financial Officer